UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Flotek Industries, Inc. (the “Company”) approved a base salary increase for certain of the executive officers of the Company effective January 4, 2015. The following table sets forth the 2015 annual base salary for the Company’s executive officers, including the principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2014 and who remain executive officers of the Company.

Executive Officer	2015 Annual Base Salary
John W. Chisholm* Chairman, President and Chief Executive Officer	$820,000
Steven A. Reeves Executive Vice President, Operations	$435,000
Joshua A. Snively, Sr. Executive Vice President, Research and Development	$409,000
H. Richard Walton Executive Vice President and Chief Financial Officer	$350,000
*	Mr. Chisholm’s compensation is payable to companies controlled by Mr. Chisholm pursuant to the Fifth Amended and Restated Service Agreement by and between the Company and such companies controlled by Mr. Chisholm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: January 15, 2015	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer